UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2009

DEBT RESOLVE, INC.
(Exact name of Registrant as specified in charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 White Plains Road, Suite 108
Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Report on Form 8-K/A

Debt Resolve, Inc.

August 14, 2009

This current report on Form 8-K/A is being filed by Debt Resolve, Inc. in connection with the items described below.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2009, our Board of Directors concluded that its previously issued financial statements as of and for the three and six-month periods ended June 30, 2008, and the three and nine-month periods ended September 30, 2008, should no longer be relied upon as a result of our having erroneously accounted for our common stock issuances in the three months ended June 30, 2008, consisting of the recording of  (i) a 450,000 share issuance for investor relations consulting fees that were fully earned as of June 30, 2008 and were not previously recorded, (ii) the recording of a 50,000 share issuance as a concession to an investor that was originally recorded and fully expensed in the three months ended September 30, 2008, and (iii) the recording of a 400,000 share issuance on April 1, 2008 for investor relations consulting fees that were originally recorded using a valuation date of May 29, 2008 and fully expensed on that date.  The effect of the adjustment is an increase in net loss of $1,354,630 for the three and six months periods ended June 30, 2008, a decrease in net loss of $30,000 for the three months ended September 30, 2008 and an increase of $1,324,630 in net loss for the nine months ended September 30, 2008. There was no effect on cash flows from operating, investing or financing for either period.

On August 27, 2009, our Board of Directors concluded that our previously issued financial statements as of and for the three and six-month periods ended June 30, 2008, and the three and nine-month periods ended September 30, 2008, included assets and liabilities from discontinued operations in its’ assets and liabilities from continuing operations.  We estimate that as of June 30, 2008, $122,083 of our assets should be classified as current assets from discontinued operations and $2,411,086 of our liabilities should be classified as current liabilities from discontinued operations.  We estimate that as of September 30, 2008, $9,438 of our assets should be classified as current assets from discontinued operations and $2,323,677 of our liabilities should be classified as current liabilities from discontinued operations.

Accordingly, we will restate our financial statements as of and for the three and six months ended June 30, 2008 and as of and for three and nine months ended September 30, 2008, by disclosing the effect of these errors in an amended Form 10-Q for the periods ended June 30, 2008 and September 30, 2008.  The amended Form 10-Q for the periods ended June 30, 2008 and September 30, 2008 will reflect the reclassification of assets and liabilities from discontinued operations as noted above.  We expect to file the amended reports within the next 30 days.

The errors in the financial statements as of and for the three and six-month periods ended June 30, 2008, and the three and nine-month periods ended September 30, 2008,were discovered in connection with our preparation and review of our Annual Report on Form 10-K for the year ended December 31, 2008.  The Audit Committee of our Board of Directors authorized our Chief Financial Officer to discuss the foregoing items with our independent registered public accounting firm, which agreed that our quarterly financial statements could not be relied upon and needed to be restated as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

October 21, 2009	By: /s/ David M. Rainey
David M. Rainey
Interim Chief Executive Officer, President,
Chief Financial Officer, Treasurer and Secretary